SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 1, 2003

Date of Report (Date of earliest event reported)

FISHER COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Fourth Avenue N., Suite 440, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)

(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.	Acquisition or Disposition of Assets.

On December 1, 2003, Fisher Communications, Inc. (the “Company”) announced that Fisher Broadcasting – Georgia LLC, one of its broadcasting subsidiaries, had completed the sale of substantially all of the assets of its two Georgia television stations, WFXG-TV, Augusta and WXTX-TV, Columbus, (the “Assets”) to Southeastern Media Holdings, Inc. in accordance with the terms of the Asset Purchase Agreement between Fisher Broadcasting – Georgia LLC and Southeastern Media Holdings, Inc., dated January 29, 2003 (the “Purchase Agreement”). The purchase price paid for the two stations was $40 million plus net working capital. Excluding working capital, net proceeds after closing costs were approximately $39 million. Consideration paid by Southeastern Media Holdings, Inc. was determined through arms’ length negotiations between the parties. The Company used the net proceeds to pay down corporate debt.

The foregoing description of the sales of the Assets does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. A copy of the press release announcing the sale of the Assets is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K and prepared according to Article 11 of Regulation S-X is filed herewith and incorporated herein by reference.

Unaudited Pro Forma Financial Data

On December 1, 2003, the Company announced that Fisher Broadcasting – Georgia LLC, one of its broadcasting subsidiaries, had completed the sale of substantially all of the assets of its two Georgia television stations, WFXG-TV, Augusta and WXTX-TV, Columbus, to Southeastern Media Holdings, Inc. The purchase price paid for the two stations was $40 million plus net working capital. Excluding working capital, net proceeds after closing costs were approximately $39 million. The Company used the net proceeds to pay down corporate debt.

The unaudited pro forma financial data presented below is based on the historical financial statements of the Company and gives effect to the disposition of the Assets accounted for as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” The following pro forma financial data and notes thereto are being filed herewith:

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the nine months ended September 30, 2003, giving effect to the transaction as if it had occurred on January 1, 2003

•	Unaudited Pro Forma Consolidated Statement of Operations Data for the years ended December 31, 2002, December 31, 2001, and December 31, 2000, giving effect to the transaction as if it had occurred on January 1, 2000

•	Unaudited Pro Forma Consolidated Balance Sheet Data as of September 30, 2003, giving effect to the transaction as if it had occurred on September 30, 2003

The pro forma financial information represents, in the opinion of management, all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of the United States Securities and Exchange Commission Regulation S-X and is based upon available information and certain assumptions considered reasonable under the circumstances. The Unaudited Pro Forma Consolidated Statement of Operations Data also excludes the gain on sale noted above, and any other non-recurring charges or credits attributable to the transaction. Such non-recurring charges or credits, consisting primarily of closing costs approximating $1,000,000, are included within the Unaudited Pro Forma Consolidated Balance Sheet Data to arrive at the calculated gain on sale, net of deferred income taxes.

The pro forma financial data and notes thereto should be read in conjunction with the historical consolidated financial statements of the Company, including the financial information contained in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and the accompanying notes thereto, which are incorporated herein by reference. The unaudited pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the sale of the Assets had actually occurred on the indicated dates.

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATONS DATA

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (1)	Pro Forma As Adjusted
Revenue	$103,858		$103,858
Costs and expenses
Cost of services sold, exclusive of depreciation	54,108		54,108
Selling expenses	19,082		19,082
General and administrative expenses	30,666		30,666
Depreciation	11,787		11,787

	115,643		115,643

Loss from operations	(11,785)		(11,785)
Net gain on derivative instruments	460		460
Other income, net	5,737		5,737
Equity in operations of equity investees	9		9
Interest expense	(9,023)		(9,023)

Loss from continuing operations before income taxes	(14,602)		(14,602)
Provision for federal and state income taxes (benefit)	(5,829)		(5,829)

Loss from continuing operations	$(8,773)		$(8,773)

Basic and diluted loss per share from continuing operations	$(1.02)		$(1.02)
Basic and diluted weighted average shares outstanding	8,595		8,595

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2002

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$154,088	$(8,784)	$145,304
Costs and expenses
Cost of services sold, exclusive of depreciation	67,256	(2,612)	64,644
Selling expenses	23,143	(1,687)	21,456
General and administrative expenses	44,464	(1,075)	43,389
Depreciation	21,097	(574)	20,523

	155,960	(5,948)	150,012

Loss from operations	(1,872)	(2,836)	(4,708)
Net gain on derivative instruments	1,632		1,632
Gain on sale of real estate	5,442		5,442
Other income, net	2,978	(6)	2,972
Equity in operations of equity investees	93		93
Interest expense	(19,455)	2,330	(17,125)

Loss from continuing operations before income taxes	(11,182)	(512)	(11,694)
Provision for federal and state income taxes (benefit)	(4,899)	(184)	(5,083)

Loss from continuing operations	$(6,283)	$(328)	$(6,611)

Basic and diluted loss per share from continuing operations	$(0.73)		$(0.77)
Basic and diluted weighted average shares outstanding	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$158,594	$(8,794)	$149,800
Costs and expenses
Cost of services sold, exclusive of depreciation	71,106	(2,803)	68,303
Selling expenses	21,179	(1,863)	19,316
General and administrative expenses	44,292	(1,058)	43,234
Depreciation	23,639	(1,957)	21,682

	160,216	(7,681)	152,535

Loss from operations	(1,622)	(1,113)	(2,735)
Other income, net	3,210	(16)	3,194
Equity in operations of equity investees	7		7
Interest expense	(16,890)	2,525	(14,365)

Loss from continuing operations before income taxes	(15,295)	1,396	(13,899)
Provision for federal and state income taxes (benefit)	(6,854)	503	(6,351)

Loss from continuing operations	$(8,441)	$893	$(7,548)

Basic and diluted loss per share from continuing operations	$(0.98)		$(0.88)
Basic and diluted weighted average shares outstanding	8,575		8,575

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS DATA

FOR THE YEAR ENDED DECEMBER 31, 2000

(in thousands, except per-share amounts)	Historical	Pro Forma Adjustments (2)	Pro Forma As Adjusted
Revenue	$206,824	$(10,038)	$196,786
Costs and expenses
Cost of services sold, exclusive of depreciation	71,502	(2,922)	68,580
Selling expenses	22,791	(1,982)	20,809
General and administrative expenses	44,901	(1,246)	43,655
Depreciation	20,873	(1,931)	18,942

	160,067	(8,081)	151,986

Income from operations	46,757	(1,957)	44,800
Gain on sale of real estate	852		852
Gain on sale of KJEO TV	15,722		15,722
Other income, net	4,625	(35)	4,590
Equity in operations of equity investees	121		121
Interest expense	(20,393)	3,462	(16,931)

Income from continuing operations before income taxes	47,684	1,470	49,154
Provision for federal and state income taxes	16,286	529	16,815

Income from continuing operations	$31,398	$941	$32,339

Income per share from continuing operations	$3.67		$3.78
Income per share from continuing operations, assuming dilution	$3.65		$3.76
Weighted average shares outstanding	8,556		8,556
Weighted average shares outstanding, assuming dilution	8,593		8,593

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET DATA

AS OF SEPTEMBER 30, 2003

(in thousands)	Historical	Pro Forma Adjustments (2)		Pro Forma As Adjusted
ASSETS
Current Assets
Cash and short-term cash investments	$10,182	$		$10,182
Receivables	28,468			28,468
Deferred income taxes	7,956			7,956
Prepaid expenses	4,888			4,888
Television and radio broadcast rights	8,601			8,601
Assets held for sale	2,645		(2,276)	369

Total current assets	62,740		(2,276)	60,464

Marketable Securities, at market value	106,133			106,133

Other Assets
Cash value of life insurance and retirement deposits	13,978			13,978
Television and radio broadcast rights	4,566			4,566
Goodwill, net	38,354			38,354
Intangible assets	1,232			1,232
Investments in equity investees	2,807			2,807
Other	10,262			10,262
Assets held for sale	109,153		(27,382)	81,771

	180,352		(27,382)	152,970

Property, Plant and Equipment, net	161,258			161,258

	$510,483		$(29,658)	$480,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Notes payable	$7,151	$		$7,151
Trade accounts payable	4,654			4,654
Accrued payroll and related benefits	10,241			10,241
Television and radio broadcast rights payable	8,234			8,234
Other current liabilities	1,275		(41)	1,234
Liabilities of businesses held for sale	3,372		(907)	2,465

Total current liabilities	34,927		(948)	33,979

Long-term Debt, net of current maturities	224,651		(40,341)	184,310

Other Liabilities
Accrued retirement benefits	17,656			17,656
Deferred income taxes	31,450		4,336	35,786
Television and radio broadcast rights payable, long-term portion	110			110
Other liabilities	2,661			2,661
Liabilities of businesses held for sale	37,541		(756)	36,785

	89,418		3,580	92,998

Commitments and Contingencies
Stockholders’ Equity
Common stock	10,760			10,760
Capital in excess of par	4,030			4,030
Deferred compensation	(2)			(2)
Accumulated other comprehensive income—net of income taxes:
Unrealized gain on marketable securities	68,325			68,325
Minimum pension liability	(1,773)			(1,773)
Retained earnings	80,147		8,051	88,198

	161,487		8,051	169,538

	$510,483		$(29,658)	$480,825

(1)	Operating results for the Georgia television stations for the nine-months ended September 30, 2003 had been previously reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003; therefore, no pro forma adjustments were required to reflect the impact of the transaction on continuing operations.
(2)	To give effect to the elimination of revenues, cost of services sold, selling expenses, general and administrative expenses, depreciation, other income, interest expense, and income taxes associated with the Assets in the period indicated. The pro forma adjustment for interest expense consists of an allocation of interest expense relating to corporate debt that is required to be repaid from the net proceeds from the sale of the Assets. The non-recurring gain on sale of the Assets has not been included in the Unaudited Pro Forma Consolidated Statement of Operations Data but will be reflected in the Company’s financial statements in the period in which the transaction was consummated.
(3)	Assets and liabilities relating to the Georgia television stations had been previously reported as assets and liabilities of businesses held for sale in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003. The pro forma adjustments give effect to the following items:

•	Sale and/or assumption of certain assets and liabilities pertaining to the Georgia television stations, and the elimination of such items as shown in the pro forma adjustments in the Unaudited Pro Forma Consolidated Balance Sheet Data. The following are included within the pro forma adjustments for assets and liabilities of businesses held for sale: accounts receivable, prepaid expenses, television and radio broadcast rights and related liabilities, property and equipment, and certain trade payables and accruals.

•	Elimination of goodwill totaling $23,512,000 included within long-term assets held for sale in the Unaudited Pro Forma Consolidated Balance Sheet Data.

•	Application of sale proceeds to pay down corporate debt as required by the Company’s debt agreements.

•	A non-recurring gain on sale of $8,051,000, net of deferred income taxes of $4,336,000 has been determined assuming that the sale occurred on September 30, 2003 and has been reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data. The non-recurring gain was calculated as net proceeds, less closing costs and income taxes calculated on the sale, less certain assets and liabilities pertaining to the Assets as reflected in the Unaudited Pro Forma Consolidated Balance Sheet Data.

(c) Exhibits

2.1	Asset Purchase Agreement dated as of January 29, 2003 between Fisher Broadcasting – Georgia, LLC, and Southeastern Media Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2003).

99.1	Press Release of Fisher Communications, Inc. issued December 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated:	December 11, 2003	By	/s/ David D. Hillard
David D. Hillard Senior Vice President Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of January 29, 2003 between Fisher Broadcasting – Georgia, LLC, and Southeastern Media Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2003).

99.1	Press Release issued December 1, 2003.